SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 1, 2007
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On November 1, 2007, EPIX Pharmaceuticals, Inc. (“EPIX”) entered into a Third Amendment (the “Amendment”) to its Research, Development and Commercialization Agreement with Cystic Fibrosis Foundation Therapeutics Incorporated dated March 7, 2005, as amended (the “Agreement”). The Amendment provides for additional research by EPIX for the first drug research program covered by the Agreement and reallocates specified budgeted costs for such research through December 31, 2007. The Amendment also clarifies research and development rights of the parties with respect to the second drug research program covered by the Agreement. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

	**10.1	Third Amendment to Research, Development and Commercialization Agreement between EPIX Pharmaceuticals, Inc. and Cystic Fibrosis Foundation Therapeutics Incorporated, dated as of November 1, 2007
** Confidential treatment has been requested for portions of this exhibit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
November 7, 2007	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1**	Third Amendment to Research, Development and Commercialization Agreement between EPIX Pharmaceuticals, Inc. and Cystic Fibrosis Foundation Therapeutics Incorporated, dated as of November 1, 2007
** Confidential treatment has been requested for portions of this exhibit.